FOURTH AMENDMENT TO AND REAFFIRMATION OF LOAN DOCUMENTS


             FOURTH AMENDMENT TO AND REAFFIRMATION OF LOAN DOCUMENTS (this "Fourth Amendment") made as of the 21st day of December, 2000 by and among ALPHANET SOLUTIONS, INC., a New Jersey corporation (the "Company"), THE LEARNINGNET, INC. f/k/a NETTEMPS, INC., a New Jersey corporation (the "Guarantor") and FIRST UNION NATIONAL BANK, a national banking institution (the "Bank").

                              W I T N E S S E T H:

             WHEREAS, the Bank has agreed to make credit available to the Company on a revolving basis in the principal amount of up to $15,000,000 (the "Loan"), pursuant to the terms and conditions of a certain Loan and Security Agreement, dated June 30, 1997, as amended (as so amended and as amended and reaffirmed by this Fourth Amendment, the "Loan Agreement"; all capitalized terms used herein and not defined shall have the meanings ascribed to them therein); and

             WHEREAS, the Loan is evidenced by a certain Revolving Note A of the Company and a Revolving Note B of the Company, each dated as of January 1, 2000 (collectively, the "Existing Revolving Notes"); and

             WHEREAS, as collateral security for its obligations under the Loan Agreement and the Existing Revolving Notes, the Company granted to the Bank liens and security interests in the Collateral described in the Loan Agreement; and

             WHEREAS, the repayment and performance obligations of the Company under the Loan Agreement and the Existing Revolving Notes were guaranteed by the Guarantor under the Guaranty; and

             WHEREAS, as collateral security for its obligations under the Loan Agreement and the Guaranty, the Guarantor granted to the Bank liens and security interests in the Collateral described in the Loan Agreement; and

             WHEREAS,  the Bank,  the Company and the Guarantor have agreed that
(a) the Loan Agreement should be amended, among other things, to: (i) modify the existing revolving credit facility to eliminate the unsecured portion thereof and to make the entire revolving credit facility in the amount of $15,000,000 a secured revolving credit facility, (ii) waive compliance by the Company on a one-time basis with certain covenants as provided herein, and (iii) amend certain of the definitions set forth therein; and (b) the other Loan Documents shall be reaffirmed and amended to include the amendments set forth in the Loan Agreement;

             NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, the Bank, the Company and the Guarantor, do hereby agree as follows:

             1. By executing this Fourth Amendment, each of the Company and the Guarantor confirms and acknowledges that it has no defenses, offsets or counterclaims against any of its obligations to the Bank under the Loan Documents and that all amounts outstanding, if any, under the Existing Revolving Notes and the other Loan Documents are owing to the Bank without defense, off-set or counterclaim.

             2. The  following  new or revised  definitions  are hereby added to
Article I of the Loan Agreement:

                  1.15 "Borrowing Base" means the lesser of (A) Fifteen Million and 00/100 Dollars ($15,000,000.00), or (B) the Eligible Loan Value of Eligible Accounts.

                  1.35D "Fourth Amendment" means the Fourth Amendment to and Reaffirmation of Loan Documents, dated as of December 21, 2000, by and among the Company, the Guarantor and the Bank.

                  1.55 "Loan" means the revolving loan and Letters of Credit in the maximum principal amount of up to FIFTEEN MILLION DOLLARS ($15,000,000.00) made available by Bank pursuant to Section 2.1 hereof.

                  1.56 "Loan Documents" means this Agreement, the Revolving Note, the Guaranty, the Intercreditor Agreements, any Letter of Credit
Agreement, all notes or other documents executed and delivered by Borrower or any other Obligor hereunder, and any amendments, renewals, modifications or supplements thereto, or substitutions therefor.

                  1.72 "Revolving Note" means that certain Revolving Note dated as of December 21, 2000 issued by Borrower evidencing the Loan and any revolving note replacing such note.

             3. Sections 1.55A and 1.55B of the Loan Agreement are hereby deleted in their entirety.

             4. Sections 2.1 of the Loan Agreement is hereby follows:

                  "2.1 REVOLVING LOAN AND LETTERS OF CREDIT. Within the collateral limits of the Borrowing Base, subject to the terms and conditions hereinafter set forth, and provided that no Default or Event of Default shall have occurred and be continuing or would result from the making of any Advance or issuance of any Letter of Credit, from time to time hereafter, through the Maturity Date, Bank shall extend credit to Borrower by (i) making Advances and
(ii) the issuance of Letters of Credit; provided,  however that at no time shall
(x) the total amount of Letter of Credit Obligations exceed Two Million Five Hundred Thousand Dollars ($2,500,000) (y) the total principal amount of Acquisition Advances exceed Five Million Dollars ($5,000,000) and (z) the total amount of Letter of Credit Obligations plus the total principal amount of Advances then outstanding exceed the Borrowing Base. Borrower shall have the right, upon thirty (30) days prior written notice to Bank, to terminate all or part of the unused portion of the Loan, without premium or penalty."

             5. Section 2.2(B) of the Loan Agreement is hereby amended to read as follows:

                  "(B) Subject to Section 2.5, if, at any time, the outstanding Advances exceed the Borrowing Base, Borrower shall pay to Bank monthly interest computed on the basis of a 360 day year for the actual number of days elapsed, on that portion of the daily unpaid balance of such Advances which is in excess of the Borrowing Base, at the default rate set forth in Section 9.7."

             6. Section 2.5 of the Loan Agreement is hereby amended to read as follows:

                  "2.5 Prepayment. If on any day the sum of the aggregate outstanding principal balance of the Advances under Section 2.1 plus the Letter of Credit Obligations hereof shall exceed the then Borrowing Base on such day or the other limitations set forth in Section 2.1, Borrower shall, on such day, prepay such Advances by an amount equal to such excess together with the Repayment Indemnity, if any. The failure to make any such payment shall be an Event of Default."

             7. The second sentence of Section 2.6 of the Loan Agreement is hereby amended to read as follows:

                  "The notice to Bank requesting an Advance shall also include evidence that based upon the most recent Borrowing Base Certificate, there exists sufficient availability of funds for such Advance."

             8. The last sentence of Section 2.14 of the Loan Agreement is hereby amended to read as follows:

                  "Nothing herein shall prohibit Bank from pledging or assigning the Revolving Note to any Federal Reserve Bank in accordance with applicable law."

             9. Section 3.1 of the Loan Agreement is hereby amended to read as follows:

                  "3.1 Cross Collateral. All of the Collateral heretofore, herein or hereafter given or assigned to Bank hereunder or in any other Loan Document shall secure payment of (A) all Obligations of Borrower and Guarantor to Bank and (B) all Indebtedness and any and all other obligations of any of the other Obligors to Bank."

             10. The Bank does hereby waive, (a) solely with respect to a $1,800,000 investment by the Company in an entity known as "nex-i.com", compliance by the Company with the Loans and Advances and Investments covenant contained in. Section 7.1 of the Loan Agreement, and (b) solely with respect to the quarters ending June 30, 2,000 and September 30, 2000, compliance by the Company with the Fixed Charge Coverage Ratio covenant contained in Section 7.2(B) of the Loan Agreement.

             11. The Company shall execute a new Revolving Note dated the date hereof which shall supersede and replace (but not represent a repayment or novation of) the Existing Revolving Notes. The Revolving Note dated the date hereof shall be the "Revolving Note" for all purposes of the Loan Agreement and the other Loan Documents.

             12. By executing this Fourth Amendment, the Company and the Guarantor confirm and acknowledge that (i) the representations and warranties contained in Article V of the Loan Agreement (pertaining to each of them) are correct as of the date hereof, (ii) the Company and the Guarantor are in compliance with all covenants contained in the Loan Agreement (except as otherwise agreed to by the Bank in writing) and all other Loan Documents, and
(iii) after giving effect to the terms hereof, no Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, has occurred and is continuing.

             13. All references to the "Agreement" or "this Agreement" in the Loan Agreement shall mean the Loan Agreement, as amended and reaffirmed by this Fourth Amendment; all references to the "Guaranty" in the Loan Agreement shall be deemed to mean the Guaranty, as amended and reaffirmed by this Fourth Amendment; and all references to the "Loan Documents" shall mean and include the Loan Documents, as amended and reaffirmed by this Fourth Amendment, as well as the Revolving Note (as defined in the Loan Agreement, as amended by this Fourth Amendment). All references to the "Obligations" in the Loan Agreement shall mean and include the obligations of the Company and the Guarantor to the Bank pursuant to the Loan Documents, as amended and reaffirmed pursuant to this Fourth Amendment, including, but not limited to the Revolving Note (as defined in the Loan Agreement, as amended by this Fourth Amendment).

             14. By executing this Fourth Amendment, the parties hereto confirm the continued accuracy of all Schedules and Exhibits attached to and made a part of the Loan Agreement and the other Loan Documents. If any such Schedule or
Exhibit is no longer fully accurate or needs updating, such revised or updated Schedule or Exhibit shall be delivered to the Bank as a condition precedent to the effectiveness of this Fourth Amendment and shall be deemed to replace the prior Schedule or Exhibit for all purposes of the Loan Agreement or such other Loan Document.

             15. The Guaranty, effective the date hereof, is hereby amended to provide that the term "Obligations" therein shall mean and include the obligations of the Company to the Bank under the Loan Agreement and the other Loan Documents, as each is amended and reaffirmed by this Fourth Amendment, and all references to the "Loan Agreement" and the "Loan Documents" in the Guaranty shall mean and include such agreements, as amended and reaffirmed by, or delivered pursuant to, this Fourth Amendment. By executing this Fourth Amendment, the Guarantor reaffirms and acknowledges the validity of the Guaranty as of the date hereof and confirms that it guarantees unconditionally the repayment and other obligations of the Company under the Revolving Note (as defined in the Loan Agreement, as amended and reaffirmed by this Fourth Amendment) and the other Loan Documents, as amended and reaffirmed by this Fourth Amendment.

             16. By executing this Fourth Amendment, each of the Company and Guarantor confirms the security interests previously granted to the Bank in and to the, Collateral described in the Loan Agreement as security for their obligations under the Loan Documents (as defined in the Loan Agreement as amended by this Fourth Amendment), and each of the Company and the Guarantor hereby grants to the Bank a security interest in the Collateral described in the Loan Agreement to secure the repayment of their Obligations under the Revolving Note (as defined in the Loan Agreement as amended by this Fourth Amendment) and Guaranty (as defined in the Loan Agreement as amended by this Fourth Amendment), as applicable, and the other Loan Documents, as amended and reaffirmed by this Fourth Amendment.

             17. As conditions precedent to the effectiveness of this Fourth Amendment, the following shall be delivered to the Bank by the Company and/or the Guarantor:

                  (a) This Fourth Amendment, duly executed by all parties hereto;

                  (b) The Revolving Note, duly executed by the Company;

                  (c) The Certification (as to jurisdiction of execution);

                  (d) A corporate resolution, incumbency certificate, and such other documents as the Bank may reasonably request reflecting the corporate authorization and approval of the transactions contemplated hereunder by the Company and the Guarantor;

                  (e) Payment by the Company of a fee of $15,000 plus the legal fees, costs, and expenses incurred by the Bank in connection with the preparation and negotiation of this Fourth Amendment and the other documents executed in connection herewith; and

                  (f) Such other documents as the Bank may reasonably request.

             18. This Fourth Amendment is incorporated by reference into the Loan Agreement and the other Loan Documents. Except as otherwise provided herein, all other provisions of the Loan Agreement and the other Loan Documents are hereby confirmed and ratified and shall remain in full force and effect as of the date of this Fourth Amendment.

             19. This Fourth Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

             20. This Fourth Amendment shall be binding upon the parties hereto and their heirs, executors, administrators, successors and/or assigns.

             21. This Fourth Amendment shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

             22. The Company agrees to pay any and all fees and expenses of the Bank, including without limitation, all legal fees and expenses of Bank's counsel.

             23. In the event any provision of this Fourth Amendment or any other Loan Document executed and delivered in connection herewith shall be held invalid or unenforceable by a court of competent jurisdiction, such holdings shall not invalidate or render unenforceable any other provision hereof or thereof.

             24. Each of the Company and the Guarantor acknowledge and understand that the Maturity Date of the Loan is December 31, 2,000, and that the Bank has advised the Company and the Guarantor that the Bank will not renew the Loan past such date. Therefore, each of the Company and the Guarantor acknowledge and understand that, pursuant to the terms of the Loan Documents, all Obligations shall be due and owing, in full, on December 31, 2000.

             IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first above written.


                                              FIRST UNION NATIONAL BANK


                                              By:        NANCY ANGELL
                                                  ------------------------------
                                              Name:  NANCY ANGELL
                                              Title:    Vice President


ATTEST:                                       ALPHANET SOLUTIONS, INC.


By:        JACK P. ADLER                      By:   WILLIAM S. MEDVE
    ----------------------------------            ------------------------------
Name:      JACK P. ADLER                      Name: WILLIAM S. MEDVE
Title:     Secretary                          Title:    Chief Financial Officer
                                                        And Treasurer


ATTEST:                                       THE LEARNINGNET, INC. f/k/a
                                              NETTEMPS. INC.


By:        JACK P. ADLER                      By: STAN GANG
    ----------------------------------            ------------------------------
Name:      JACK P. ADLER                      Name: STAN GANG
Title:     Secretary                          Title:   Chairman of the Board